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                                                                   Exhibit 10.41

                            AGREEMENT NOT TO COMPETE

         In consideration of their mutual promises and agreements and subject to the terms and conditions set forth below in this Agreement Not to Compete (this "Agreement"), National City Corporation, a Delaware corporation ("National City") and Robert J. Ondercik, Executive Vice President of National City ("Executive") hereby agree as follows:

         1. DEFINITIONS. Whenever used herein, the following terms shall have the meanings set forth below, unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized.

         (a) "Confidential Information" has the meaning set forth in paragraph 3(d) hereof.

         (b) "Cause" means that, prior to any termination, the Executive shall have committed:

                  (i) an intentional act of fraud, embezzlement or theft in connection with his or her duties or in the course of his employment with the Employers,

                  (ii) an intentional wrongful damage to property of Employers,

                  (iii) violation of any of the Provisions.

                  For purposes of this section, no act or failure to act on the part of the Executive shall be deemed "intentional" if it was due primarily to an error in judgment or negligence, but shall be deemed "intentional" only if done or omitted to be done by the Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Employers.

         (c)      "Employers" shall mean National City and its affiliates.

         (d) "Employers' Businesses" has the meaning set forth in section 5 hereof.

         (e) "Provisions" shall mean all provisions, terms, conditions, representations, warranties, sections, subsections, agreements and covenants contained in this Agreement.

         (f) "Restricted Area" shall mean the States of Ohio, Pennsylvania, Kentucky, Michigan, Indiana, Illinois, and Missouri.

         (g) "Restricted Period" has the meaning set forth in paragraph 3(a) hereof.

         (h) "Termination Date" means the later of the Executive's last day actively at work or the last day the Executive receives salary continuation.

Except when otherwise indicated by the context, any definition of any term in the singular shall include the plural and the plural shall include the singular.

         2. TERM OF AGREEMENT. The term of this Agreement shall be from the date hereof through the Restricted Period.

         3. NON-COMPETE. Executive acknowledges and agrees that in the performance of his duties of employment with the Employers he may be in contact with customers, potential customers and/or information about customers or potential customers of the Employers either in person, through the mails, by telephone or by other electronic means. Executive also acknowledges and agrees that trade secrets and confidential information of the Employers, more fully described in paragraph 3(d) of this Agreement, gained by Executive during his employment

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with the Employers, have been developed by the Employers through substantial expenditures of time, effort and financial resources and constitute valuable and unique property of the Employers. Executive further understands, acknowledges and agrees that the foregoing makes it necessary for the protection of the Employers' businesses that Executive not compete, not divert business or customers from the Employers, and that the Executive maintain the confidentiality and integrity of the Confidential Information as hereinafter as defined:

                  (a) Executive agrees that he will not, during his employment by the Employers and for a period of one (1) year after his Termination Date (the "Restricted Period"), compete with Employers within the Restricted Area.

                  (b) Executive and National City agree that the term "compete" or "competing" shall mean any situation where the Executive:

                  (i) enters into, engages in, becomes an employee of or acquires an ownership of more than one percent (1%) of any business that competes with the Employers' Businesses (as hereinafter defined below) in the Restricted Area;

                  (ii) directly or indirectly solicits, diverts, entices or accepts any customers, clients, business patronage or orders from any customers, clients, or businesses with whom Executive has had contact, involvement or responsibility during Executive's employment with the Employers on behalf of any person (including Executive), firm, association, or corporation that competes with the Employers' Businesses;

                  (iii) directly or indirectly solicits, diverts, entices or takes away any potential customer identified, selected or targeted by the Employers with whom the Executive has had contact, involvement or responsibility during Executive's employment with the Employers, or attempts to do so, for the sale of any product or service that is the same as, similar to, or a substitute for, any product or service offered by the Employers' Businesses; or

                  (iv) promotes or assists, financially or otherwise, any person, firm, association or corporation engaged in any business that is the same as, similar to, or a substitute for, any product or service offered by the Employers' Businesses.

                  (c) Executive agrees that he will not directly or indirectly at any time during or after the term of this Agreement solicit, induce, confer or discuss with any employee of the Employers or attempt to solicit, induce confer or discuss with any employee of the Employers the prospect of leaving the employ of the Employers, termination of his or her employment with the Employers, or the subject of employment by some other person or organization. Executive further agrees that he will not directly or indirectly at any time during or after the term of this Agreement hire or attempt to hire any employee of the Employers.

                  (d) Executive will keep in strict confidence, and will not, directly or indirectly, at any time during or after the term of this Agreement, disclose, furnish, disseminate, make available or use (except in the course of performing his duties of employment with the Employers) any trade secrets or confidential business or technical information of the Employers or their customers (the "Confidential Information"), without limitation as to when or how Executive may have acquired such information. The Confidential Information shall include the whole or any portion or phase of any scientific or technical information, design, process, procedure, formula, pattern, compilation, program, device, method, technique or improvement, or any business information or

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         plans, financial information, or listing of names, addresses or telephone numbers, including without limitation, information relating to the Employers' customers or prospective customers, the Employers' customer list, contract information including terms, pricing and services provided, information received as a result of customer contacts, the Employers' products and processing capabilities, methods of operation, business plans, financials or strategy, and agreements to which the Employers may be a party. The Confidential Information shall not include information that is or becomes publicly available other than as a result of disclosure by the Executive. Executive specifically acknowledges that the Confidential Information, whether reduced to writing or maintained in the mind or memory of Executive and whether compiled by the Employers and/or Executive, derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use, that reasonable efforts have been put forth by the Employers to maintain the secrecy of such information, that such information is the sole property of the Employers and that any retention and use of such information during or after the Executive's employment with the Employers (except in the course of performing his duties of employment with the Employers) shall constitute a misappropriation of the Employers' trade secrets. Executive further agrees that, at the time of termination of his employment he will return to the Employers, in good condition, all property of the Employers, including, without limitation, the Confidential Information. In the event that said items are not so returned, the Employers shall have the right to charge Executive for all reasonable damages, costs, attorney's fees and other expenses incurred in searching for, taking, removing, and/or recovering such property. If the Executive is requested or required (either verbally or in writing) to disclose any Confidential Information, he shall promptly notify the Employers of this request and he shall promptly provide the Employers with a copy of the written request or a description of any verbal request so that the Employers may seek a protective order or other appropriate remedy. If a protective order or other appropriate remedy is not obtained in a reasonable period of time, the Executive may furnish only that portion of the Confidential Information that he is legally required to disclose.

         4. INDIRECT COMPETITION. For the purposes of section 3 of this Agreement, Executive understands and agrees that he will be competing if he engages in any or all of the activities set forth therein directly as an individual on his own account, or indirectly, including, but not limited to, as a partner, joint venturer, employee, agent, salesman, consultant, officer and/or director of any firm or corporation that engages in any or all of the activities set forth in section 3, or as a equity holder of any entity or corporation that engages in any or all of the activities set forth in section 3 in which Executive or his spouse beneficially owns, directly or indirectly, individually or in the aggregate, more than one percent (1%) of the outstanding equity. Notwithstanding the above, Executive will not be deemed to be competing as defined in section 3 and this section 4 by engaging or investing solely as a venture capitalist in businesses that do not compete with Employers' Businesses.

         5. EMPLOYERS BUSINESSES. For the purposes of this Agreement, "Employers' Businesses" shall mean each and all products and services that Executive provided or was responsible for providing, directly or indirectly, at any time during his last 3 years of employment with the Employers.

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         6.       MODIFICATION. While the restrictions set forth herein are
considered by the parties to be reasonable in all circumstances, it is recognized that restrictions of this nature may fail for reasons unforeseen, and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances, but would be valid if the geographical area or temporal extent were reduced in part, or the range of activities or area dealt with thereby reduced in scope, the said restriction shall apply with such modification as may be necessary to make it valid and effective.

         7. CONSIDERATION. Executive acknowledges that his obligations under this Agreement are reasonable in the context of the nature of Employers' Businesses and the competitive injuries likely to be sustained by Employers if Executive violated such obligations. Executive further acknowledges that this Agreement is made as a condition to, and in consideration of, Executive's early retirement effective July 31, 2004, and his receiving, upon the execution of this Agreement, approval by the Compensation and Organization Committee of the Board of Directors of National City Corporation, or its designee, (a) accelerated vesting to April 15, 2004 of the special supplemental cash awards originally scheduled to vest on January 3 and February 26, 2005, respectively,
(b) accelerated vesting to April 15, 2004 of the National City Corporation Restricted Stock Award granted to Executive on April 22, 2002, (c) approval of Executive's eligibility for an Early Retirement Benefit pursuant to and as defined in section 4.3 the National City Corporation Supplemental Executive Retirement Plan as Amended and Restated July 1, 2002 (the "SERP"), and (d) release of the restrictions on the Restricted Stock previously granted as an offset to the SERP as of the retirement date which constitute new and/or good, valuable and sufficient consideration. Executive acknowledges that his employment relationships with Employers is and following the execution of this Agreement shall continue to be "at will," and may be terminated at any time and for any reason, by Employers or by Executive

         8. DISCLOSURE TO SUBSEQUENT EMPLOYERS. During the Restricted Period Executive agrees to communicate the contents of this Agreement to any person, firm, association, or corporation that Executive intends to be employed by, associated with, or represent.

         9. INADEQUATE REMEDY. Executive acknowledges and agrees that the remedy at law available to Employers for breach of any of his obligations under this Agreement would be inadequate, and agrees and consents that in addition to any other rights or remedies that Employers may have at law or in equity, temporary and permanent injunctive relief may be granted in any proceeding that may be brought to enforce any provision contained in sections 3 through 8 of this Agreement, without the necessity of proof of actual damage.

         10. FORFEITURE. Notwithstanding any Provisions to the contrary, in the event that the Employers make the reasonable determination that the Executive has violated any of the Provisions, then any amounts owed under this Agreement to the Executive or his beneficiaries, excluding any vested benefits under the SERP, vested special supplemental cash awards, and vested Restricted Stock awards described in section 7 (a) though (d), shall be forfeited and no longer payable to such Executive or to any person claiming by or through the Executive. The Executive will, however, continue to be obligated to comply with the Provisions through the term of this Agreement.

         11. WITHHOLDING TAXES. National City may withhold from any amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

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         12.      SEVERABLE PROVISIONS. All Provisions are severable and, in the event any one of them shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such Provision was not contained herein, and such determination shall not otherwise affect the validity of any other Provision. The Provisions shall be applicable irrespective of whether termination of Executive's employment shall be by National City or by the Executive, whether voluntary or involuntary, whether for cause or without cause, and whether by reason of the expiration any other written or oral agreement or arrangement (or any extensions thereof) with National City.

         13. FAILURE TO ENFORCE. The failure of National City to enforce any of the Provisions shall not be construed to be a waiver of such Provision or of the right of National City thereafter to enforce each and every Provision.

         14. ASSIGNMENT. National City may sell, transfer or assign this Agreement or any rights, title, interest or obligation under this Agreement to any third party without the prior consent of the Executive. Executive may not, however, sell, transfer or assign this Agreement or any rights, title and interest under this Agreement or delegate any obligations under this Agreement without the prior written consent of National City. Any such purported assignment or delegation by the Executive made without prior written consent of National City shall be null and void.

         15. EFFECTIVENESS, GOVERNING LAW, JURISDICTION. This Agreement shall take effect upon execution by Executive and National City and, except as preempted by the laws of the United States, shall be governed by, and construed in accordance with, the internal, substantive laws of the State of Ohio. The Executive agrees that any action, claim, counterclaim, cross claim proceeding, or suit, whether at law or in equity, whether sounding in tort, contract, or otherwise at any time arising under or in connection with this Agreement, the administration, enforcement, or negotiation of this Agreement, or the performance of any obligations in respect of this Agreement (each such action, claim, counterclaim, cross claim, proceeding, or suit, an "Action") shall be brought exclusively in a federal court or state court located in the city of Cleveland, Ohio. Each of the parties hereby unconditionally submit to the jurisdiction of any such court with respect to each such Action, consents to service of process in connection with any Action and waives any objection each of the parties may now or hereafter have to the venue of any such Action brought in any such court.

         16. CAPTIONS AND SECTIONS. The captions to the sections and subsections of this Agreement are inserted for convenience only and shall be ignored in interpreting the Provisions. Each reference to a section includes a reference to each and all subsections thereof except where the context clearly does not so permit.

         17. COUNTERPARTS. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         18. SURVIVAL. The Provisions of sections 3, 4, 6, 9 and 15 of this Agreement shall survive the term of this Agreement and continue indefinitely.

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         19.      KNOWLEDGEABLE EXECUTION. Executive represents that, prior to signing this Agreement, he has read, fully understands and voluntarily agrees to the terms and conditions as stated above, that he was not coerced to sign this Agreement, that he was not under duress at the time he signed this Agreement and that, prior to signing this Agreement, he had adequate time to consider entering into this Agreement, including without limitation, the opportunity to discuss the terms and conditions of this Agreement, as well as its legal consequences, with an attorney of his choice.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement dated the ________ day of _________________, 2004.

                                           EXECUTIVE:

                                           _____________________________________

                                           NATIONAL CITY

                                           By: _________________________________
                                               __________________________
                                               __________________________

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